As filed with the Securities and Exchange Commission on December 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	41-0231510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

370 Wabasha Street North

St. Paul, Minnesota 55102

(651) 293-2233

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Seifert, Esq.

Executive Vice President, General Counsel and Secretary

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

(651) 293-2981

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph Miron, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Telephone: (312) 407-0700

Fax: (312) 407-0401

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share	(1)	(1)	(1)	(1)

(1)             An indeterminate aggregate initial offering price and number of shares of common stock of Ecolab Inc. is being registered as may from time to time be offered at indeterminate prices.  In accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

On October 11, 2012, Ecolab Inc. entered into an Agreement and Plan of Merger among Ecolab, OFC Technologies Corp. and Permian Mud Service, Inc. (as amended, the “Champion Merger Agreement”) pursuant to which, subject to the terms and conditions of the Champion Merger Agreement, Permian Mud Services, Inc. and its subsidiaries, including Champion Technologies, Inc. and Corsicana Technologies, Inc. (collectively, “Champion”), will become wholly-owned subsidiaries of Ecolab, which we refer to as the Champion merger.  Subject to the terms and conditions of the Champion Merger Agreement, at the effective time of the Champion merger, the shares of common stock of Permian Mud Services, Inc. issued and outstanding immediately prior to the effective time (other than shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive cash and shares of Ecolab common stock.  In connection with the Champion merger and a registration rights agreement to be entered into among Ecolab and the Permian Mud Services, Inc. stockholders at the closing of the Champion merger, subject to certain limitations and restrictions, Ecolab will agree to effect the registration of shares of Ecolab’s common stock received by such stockholders pursuant to the Champion Merger Agreement.  This Registration Statement on Form S-3 is being filed by the registrant in connection with such obligation.

Prospectus

COMMON STOCK

Certain selling stockholders, who will be named in the applicable prospectus supplement, may sell shares of our common stock from time to time.  No securities are being offered or sold by us pursuant to this prospectus.  We will not receive any of the proceeds from the sale of these shares by the selling stockholders.  Information contained in this prospectus may be added, updated or amended by a prospectus supplement.  You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

The selling stockholders may offer and sell the common stock on an immediate or delayed basis directly to purchasers or through dealers or agents, or through a combination of these methods.  The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.  We do not know when, if, or in what amount the selling stockholders may offer the shares for sale.

Our common stock is listed on the New York Stock Exchange under the symbol “ECL.”

Investing in our common stock involves risks.  See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2012

RISK FACTORS

Investing in our common stock involves risks.  Before investing in our common stock, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in our other filings with the SEC.  These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus and any accompanying prospectus supplement in one or more offerings.  This prospectus provides you with a general description of the common stock that the selling stockholders may offer.  A prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The selling stockholders are only making an offer to sell these securities in jurisdictions where such offer or sale is permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

In this prospectus, unless otherwise stated or the context otherwise requires, references in this prospectus to “the Company,” “Ecolab,” “we,” “us” and “our” refer to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries, which we also refer to as the “combined company.”  References to “Nalco” refer to Nalco Holdings Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330.  Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov.  Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “ECL.”  Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents that Ecolab has filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus.  Information that Ecolab files subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under

Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus and prior to the time that all of the securities offered by this prospectus have been sold:

• our Annual Report on Form 10-K for the year ended December 31, 2011;

• our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012;

• our Current Reports on Form 8-K filed on January 20, 2012 (except with respect to Item 2.02), February 23, 2012, April 13, 2012, April 20, 2012, May 4, 2012, May 7, 2012, August 2, 2012, August 9, 2012, August 10, 2012, September 20, 2012, October 12, 2012 (except with respect to Item 2.02), November 13, 2012, November 16, 2012, December 3, 2012, December 6, 2012 and December 7, 2012; and

• the descriptions of the common stock contained in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 17, 1986, and any amendment or report filed for the purpose of updating such descriptions.

In addition, the following is also incorporated by reference into this prospectus: (i) the audited consolidated balance sheets of Nalco as of December 31, 2010 and 2009 and the consolidated statements of operations, equity and cash flows of Nalco for each of the three years in the period ended December 31, 2010, and notes related thereto and (ii) the unaudited condensed consolidated balance sheet of Nalco as of September 30, 2011 and the condensed consolidated statements of operations and cash flows of Nalco for the three and nine-month periods ended September 30, 2011 and 2010, and notes related thereto, each of which is included as an exhibit to our Current Report on Form 8-K filed on December 2, 2011.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.  You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Attn: Corporate Secretary

1-800-232-6522

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.  General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated herein by reference, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements.  Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements.  In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations.  Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “estimate,” “project” (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements.  Forward-looking statements may also represent challenging goals for us.  These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements.  We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012, each of which is incorporated by reference into this prospectus, and include:

•                  our ability to promptly and effectively integrate the businesses of Ecolab and Nalco, and the businesses of Ecolab and Champion, and to achieve the cost savings and synergies we anticipate from our recent merger with Nalco and the Champion merger within the expected time frame or at all;

•                  the potential for disruption from the Nalco merger and the Champion merger to make it more difficult for us to maintain relationships with customers, employees or suppliers;

•                  the combined business of Ecolab, Nalco and Champion has a different business mix than Ecolab’s business prior to the Nalco merger and the Champion merger, presenting different operational risks and challenges;

•                  the future results of the combined business of Ecolab, Nalco and Champion will suffer if the combined company does not effectively manage its expanded operations;

•                  the imposition of conditions on regulatory approval related to the Champion merger could have a material adverse effect on us;

•                  the future credit ratings of the Company or its subsidiaries following the Champion merger may be different from what we currently expect;

•                  the Champion merger may involve unexpected costs or unexpected liabilities;

•                  future events may impact our deferred tax position, including the utilization of foreign tax credits and undistributed earnings of international affiliates that are considered to be reinvested indefinitely;

•                  we will incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with the Nalco merger, the Champion merger or other completed or future acquisitions;

•                  the vitality of the markets we serve;

•                  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

•                  our ability to execute on key business initiatives, including leveraging a new ERP system and completing other actions to increase the competitiveness of our European business;

•                  the ability to acquire and effectively integrate complementary businesses;

•                  fluctuations in raw material and delivered product costs;

•                  our ability to develop competitive advantages through value, innovation and customer support;

•                  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

•                  restraints on pricing flexibility due to contractual obligations;

•                  pressure on results of operations from consolidation of customers and vendors;

•                  public health epidemics;

•                  the occurrence of litigation or claims;

•                  the loss or insolvency of a major customer or distributor;

•                  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets;

•                  our ability to attract and retain high caliber management talent;

•                  our ability to develop new technologies and offerings in response to changing customer needs;

•                  claims relating to products and services we supply;

•                  political, economic and legal risks relating to our non-U.S. operations; and

•                  other uncertainties or risks reported from time to time in our reports to the SEC.

You should carefully consider all of the information in or incorporated by reference in this prospectus and any prospectus supplement prior to investing in our securities.  Additional risk factors may be included in a prospectus supplement relating to a particular offering of common stock.  Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

ECOLAB INC.

We develop and market premium products and services for the hospitality, foodservice, healthcare and industrial markets.  We provide cleaning and sanitizing products and programs, as well as pest elimination, maintenance and repair services primarily to customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care, commercial facilities management and vehicle wash sectors.  We are also a leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to a variety of industrial and institutional customers.  A strong commitment to customer support and sustainable solutions is a distinguishing characteristic of our business.

The address of our principal executive offices is 370 Wabasha Street North, St. Paul, Minnesota 55102 and our telephone number at our principal executive offices is 1-800-232-6522.

USE OF PROCEEDS

This Registration Statement on Form S-3 is being filed by the registrant in connection with its obligations pursuant to a registration rights agreement to be entered into by Ecolab and the Permian Mud Services, Inc. stockholders at the closing of the Champion merger.  Pursuant to the registration rights agreement, Ecolab will agree to effect the registration of shares of Ecolab’s common stock received by such stockholders pursuant to the Champion Merger Agreement.  No securities are being offered or sold by us pursuant to this prospectus, and we will not receive any proceeds from sales of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The name or names of any selling stockholders involved in the sale of securities offered by this prospectus shall be set forth in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Michael C. McCormick, Corporate Compliance Officer, Associate General Counsel and Assistant Secretary of Ecolab.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited financial information of Ecolab for the three-month periods ended March 31, 2012 and 2011, the six-month periods ended June 30, 2012 and 2011, and the nine-month periods ended September 30, 2012 and 2011, incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 3, 2012, August 2, 2012 and October 30, 2012 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Ecolab Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2010, and for the year ended December 31, 2010, incorporated into this prospectus by reference to Ecolab’s Current Report on Form 8-K filed on December 2, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 appearing in Ecolab’s Current Report on Form 8-K filed on December 2, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereby.

Amount To Be Paid
SEC registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Printing fees and expenses	**
Miscellaneous (including any applicable listing fees and transfer agent’s fees and expenses)	**
Total	$ **

*                                         The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**                                  An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that, (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith, (ii) the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and (iii) the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a present or former director or officer of the corporation (among certain other persons) against any liability asserted against or incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145, including liabilities under the Securities Act.

Article V of Ecolab’s By-Laws, as amended, provides for indemnification of Ecolab’s officers and directors to the full extent allowed by Delaware law.

In addition, Article IV of Ecolab’s Restated Certificate of Incorporation provides that Ecolab’s directors do not have personal liability to Ecolab or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (1) for a breach of the duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) for willful or negligent violations of certain provisions under the General Corporation Law of Delaware imposing certain requirements with respect to stock repurchases, redemptions and dividends or (4) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to Ecolab or its stockholders for any violation of their fiduciary duty.

Ecolab has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the General Corporation Law of Delaware and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Ecolab.

Ecolab has entered into indemnification agreements with each of its directors. These indemnification agreements provide for the prompt indemnification “to the fullest extent permitted by law” and for the prompt advancement of expenses, including attorneys’ fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that the director is or was a director, officer, employee, trustee, agent or fiduciary of Ecolab or is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. The indemnification agreements further provide that Ecolab has the burden of proving that a director is not entitled to indemnification in any particular case.

The foregoing represents a summary of the general effect of the General Corporation Law of Delaware, Ecolab’s By-Laws, as amended, and Restated Certificate of Incorporation, Ecolab’s directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.

Item 16.  Exhibits

A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.  Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)              That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Ecolab Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Paul, State of Minnesota, on December 10, 2012.

ECOLAB INC.

By:	/s/ DOUGLAS M. BAKER, JR.
Name:	Douglas M. Baker, Jr.
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 10th day of December, 2012.

Signature	Title

/s/ DOUGLAS M. BAKER, JR.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)
Douglas M. Baker, Jr.

/s/ DANIEL J. SCHMECHEL	Chief Financial Officer (Principal Financial Officer)
Daniel J. Schmechel

/s/ JOHN J. CORKREAN	Senior Vice President and Corporate Controller (Principal Accounting Officer)
John J. Corkrean

/s/ MICHAEL C. MCCORMICK	Directors

Michael C. McCormick,

as attorney-in-fact for

Barbara J. Beck, Les S. Biller, Jerry A. Grundhofer, Arthur J. Higgins, Jerry W. Levin, Robert L. Lumpkins, C. Scott O’Hara, Victoria J. Reich, Daniel S. Sanders, Mary M. VanDeWeghe and John J. Zillmer.

EXHIBIT INDEX

Exhibit No.	Document

2.1

Agreement and Plan of Merger, dated as of October 11, 2012, among Ecolab Inc., OFC Technologies Corp. and Permian Mud Service, Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed October 12, 2012)

2.2

Second Amendment dated as of November 30, 2012 to Agreement and Plan of Merger, dated as of October 11, 2012, among Ecolab Inc., OFC Technologies Corp. and Permian Mud Service, Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed December 3, 2012)

3.1	Restated Certificate of Incorporation of Ecolab Inc., dated as of May 3, 2012 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 4, 2012)

3.2	Ecolab Inc. By-laws, as amended through February 26, 2010 (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2011)

4.1	Form of Common Stock Certificate effective August 4, 2010 (incorporated by reference to Exhibit (4) to our Quarterly Report on Form 10-Q for the period ended June 30, 2010)

5.1	Opinion and Consent of Michael C. McCormick*

15.1	Letter regarding unaudited financial information*

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm*

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm*

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm*

23.4	Consent of Michael C. McCormick (included in Exhibit 5.1)

24.1	Powers of Attorney*

*                                         Filed herewith.